UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Tenax Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Supply Agreement

As previously disclosed, pursuant to the License Agreement (as defined below) between Tenax Therapeutics, Inc. (the “Company” or “Tenax”) and Orion Corporation, a Finnish corporation (“Orion”), Orion has the right to be the Company’s primary supplier of orally administered levosimendan product (the “Oral Product”) for development purposes and, if approved, commercial purposes. Orion exercised this option and on June 29, 2026, Tenax and Orion entered into a Supply Agreement (the “Supply Agreement”) governing Orion’s manufacture and supply of the Oral Product, which sets forth forecasting, ordering, delivery, quality, pricing, and non-conforming product provisions and certain alternative manufacturing rights of the Company. The Supply Agreement also includes cost-sharing provisions with respect to scaling up Orion’s manufacturing capabilities.

The Supply Agreement has an initial term of five years from the first delivery of supplied Oral Product, with automatic three-year renewals unless either party provides 24 months’ prior written notice of non-renewal. Either party may terminate the Supply Agreement for the other party’s material breach (subject to a 60-day cure period), insolvency or in connection with a termination of the License Agreement.

The foregoing description of the Supply Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which is intended to be filed as an exhibit to the Company’s upcoming Quarterly Report on Form 10-Q and is incorporated herein by reference.

Sixth Amendment to License Agreement

Concurrently with the Supply Agreement, on June 29, 2026, Tenax and Orion entered into the Sixth Amendment (the “Sixth Amendment”) to the License Agreement, dated September 20, 2013, by and between the Company and Orion, as previously amended October 9, 2020, January 25, 2022, February 19, 2024, October 2, 2024, and September 3, 2025 (as amended, the “License Agreement”).

The Sixth Amendment extends, to December 31, 2035, the date by which regulatory approval for the Product must be obtained in the United States in order to avoid the effectiveness of a termination right for either party based on the failure to achieve such milestone. The Sixth Amendment also requires the Company to comply with certain information and cybersecurity requirements of Orion.

All other terms and conditions of the License Agreement remain in full force and effect.

The foregoing description of the Sixth Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1*	Sixth Amendment to the License Agreement, dated June 29, 2026, between Tenax Therapeutics, Inc. and Orion Corporation.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAX THERAPEUTICS, INC.

Date: June 30, 2026

By:	/s/ Christopher T. Giordano
Name:	Christopher T. Giordano
Title:	President and Chief Executive Officer